                                                                  Exhibit 10.56

                  AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT
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         THIS AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT (this "Amendment") is effective as of _______________, 1999, between STAR TELECOMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), and KELLY ENOS ("EMPLOYEE").

         RECITALS:
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         A. The Company (or STAR Vending, Inc., a Nevada corporation, predecessor in interest to the Company) and Employee are parties to that certain Employment Agreement effective as of December 2, 1996, as amended by that certain Amendment Number One to Employment Agreement effective as of November 12, 1997 (collectively, the "Employment Agreement"), pursuant to which Employee is employed by the Company.

         B. The parties desire to modify certain terms of the Employment Agreement, including the monthly base salary payable to Employee under the Employment Agreement, as set forth in this Amendment.

         AGREEMENTS:
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         NOW, THEREFORE, the parties agree to amend the Employment Agreement as follows:

         1. DEFINED TERMS. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement. From and after the date hereof, the term "Agreement" as used in the Employment Agreement will mean the Employment Agreement as amended by this Amendment, unless and until such Employment Agreement may again be amended.

         2. AMENDMENT OF SECTION 3.1. Section 3.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "3.1 BASE SALARY. The Company shall pay Employee a monthly salary during the term of this Agreement. This salary shall be $15,000.00 per month. Employee's salary shall not be reduced at any time during the term of this Agreement, but the foregoing shall not limit the Company's rights under Section 7."

         3. AMENDMENT OF SECTION 7. Section 7 of the Employment Agreement is hereby amended to read in its entirety as follows:

                  "7. TERMINATION.

                           7.1 METHODS OF TERMINATION. This Agreement and the employment of Employee may be terminated at any time:

                                    A. By mutual agreement of the parties.

                                    B. By the Company if Employee dies or
                                    becomes physically or mentally disabled (the term "disabled" shall mean any mental or physical illness or disability that renders the Employee unable to perform the essential functions of her position, after reasonable accommodation of such disability by the Company).

                                    C. By the Company, for cause, if Employee
                                    (a) has committed any material act of
                                    dishonesty, fraud or misrepresentation or any act of moral turpitude; (b) is in default in the performance of Employee's material obligations, services or duties under this Agreement; or (c) has failed to execute specific instructions from the Company's Board of Directors or executive officers, which failure is not corrected by Employee after reasonable notice from the Company.

                                    D. By the Company, without cause, at any time during the term of this Agreement.

                                    E. By the Employee if the Company is in
                                    default of its material obligations or
                                    duties under this Agreement.

                                    F. By the Employee, without cause, at any time during the term of this Agreement.

                           7.2 CONSEQUENCES OF TERMINATION. Employee shall be entitled to the following compensation in the event of a termination:

                                    A. In the event of any termination under Sections 7.1A, 7.1B, 7.1C, or 7.1F, Employee (or, in the event of Employee's death, her estate) shall be entitled to receive compensation accrued and payable to her as of the date of termination or death, and all other amounts payable under this Agreement shall thereupon cease.

                                    B. In the event of any termination under
                                    Section 7.1D or Section 7.1E, then Employee shall continue to receive the compensation provided in this Agreement until the expiration of this Agreement. Any amounts earned by her (other than through her personal investment activities) prior to such expiration by virtue of other employment shall be deducted from amounts to which she is entitled under this Agreement.

                           7.3 IRC VIOLATIONS. Any provision in this Agreement to the contrary notwithstanding, in no event will Employee receive a payment which would trigger the excise taxes and disallowance of deductions contemplated by Sections 280G and

                           4999 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that any amount calculated would result in such a payment, such amount shall be reduced to the largest amount that would not result in such a payment. This reduction shall apply to any and all compensation, including compensation pursuant to stock option grants governed by separate agreement between the Company and Employee. If, at the time of any such payment, no stock of the Company is readily tradeable on an established securities market or otherwise, then the Company agrees to use its best efforts to cause such payment to meet the exemption set forth in Sections 280G(b)(5)(A)(ii) and (B) of the Code, so that no reduction will be required under this Agreement."

         4. CONFIRMATION. Except as specifically amended by this Amendment, the Employment Agreement will continue unchanged, and the terms and conditions of the Employment Agreement, as amended by this Amendment, are ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

                                         "COMPANY"

                                         STAR TELECOMMUNICATIONS, INC.,
                                         a Delaware corporation

                                         By:
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                                               Mary Casey, President

                                         "EMPLOYEE"

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                                         Kelly Enos